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                          SELLING STOCKHOLDER AGREEMENT

         This SELLING STOCKHOLDER AGREEMENT (this "Agreement") is entered into as of the 30th day of August, 2000, by and between John Deere Special Technologies Group, Inc., a Delaware corporation (the "Investor") and XATA Investment Partners, LLC (the "Selling Stockholder").

         WHEREAS, the Investor and Xata Corporation, a Minnesota corporation (the "Company") are entering into a Stock Purchase Agreement of even date herewith (the "Company Stock Purchase Agreement") whereby the Company will sell, and the Investor will purchase, shares of the Company's Common Stock (the "Common Stock");

         WHEREAS, in connection with the transactions contemplated by the Company Stock Purchase Agreement, the Investor desires to purchase from the Selling Stockholder, and the Selling Stockholder desires to sell to the Investor, 200,000 shares of Common Stock on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereafter set froth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES

         1.1. SALE OF SHARES OF COMMON STOCK.

                  (a) SALE OF SHARES OF COMMON STOCK. Subject to the terms and conditions hereof, at the Closing the Selling Stockholder shall sell to the Investor, and the Investor shall purchase from the Selling Stockholder, two hundred thousand (200,000) shares of Common Stock (the "Selling Stockholder Shares") for the Purchase Price provided in Section 1.1(b) below.

                  (b) PURCHASE PRICE. The purchase price for the Purchased Shares shall be 82 percent (82%) of the average of the daily Bid and Ask (4:00 p.m. closing) price for the Company's common stock, as reported by the Nasdaq Smallcap Market quotation, for the 30 day period preceding the date of this Agreement (the "Purchase Price").

         1.2. AGREEMENTS. Each of the parties hereto agrees at the Closing to enter into the respective agreements described in Article VI to which they are indicated as a party.

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                                   ARTICLE II
                               CLOSING; DELIVERIES

         2.1. CLOSING. The closing of the purchase and sale of the Selling Stockholder Shares (the "Closing") shall occur on August 31, 2000, or on such date as the 1st Closing, as that term is defined in the Company Stock Purchase Agreement, shall occur, and shall be held at the offices of Morris, Manning & Martin, L.L.P., Atlanta, Georgia, or at such other place as the parties may agree.

         2.2. DELIVERIES. At the Closing, the Selling Stockholder shall deliver to the Investor certificates evidencing the Selling Stockholder Shares, against payment of the Purchase Price. The Selling Stockholder shall also deliver such other instruments and documents as are described in Article VI.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER

The Selling Stockholder represents and warrants to the Investor the following:

         3.1. POWER AND AUTHORITY; NO DEFAULT. The Selling Stockholder has good and valid title to all of the Selling Stockholder Shares, free and clear of all liens, charges and encumbrances, and all of the Selling Stockholder Shares will be transferred to the Investor free and clear of all liens, charges, claims and encumbrances whatsoever (other than those in favor of the Company). The performance by the Selling Stockholder of its obligations under this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Selling Stockholder is bound, or any law, order, rule, regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder, the property of the Selling Stockholder or the Selling Stockholder Shares, and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement.

         3.2. DUE EXECUTION. This Agreement has been duly executed and delivered by the Selling Stockholder and is a valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Selling Stockholder that:

         4.1. INTENT. The Investor is entering into this Agreement for its own account and the Investor has no view to the distribution of the Selling Stockholder Shares and has no present

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arrangement (whether or not legally binding) at any time to sell the Selling
Stockholder Shares to or through any person or entity.

         4.2. SOPHISTICATED INVESTOR. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

         4.3. AUTHORITY. This Agreement has been duly authorized by all necessary corporate action and no further consent or authorization of the Investor, or its Board of Directors or stockholders is required. This Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         4.4. NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

         4.5. ORGANIZATION AND STANDING. the Investor is duly organized, validly existing, and in good standing under the laws of Delaware.

         4.6. ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, or, to the Investor's knowledge, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder, (d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract to which the Investor is subject or to which any of its assets, operations or management may be subject.

         4.7. MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

         4.8. RESALE RESTRICTIONS. It is acknowledged by the Investor that any Common Stock to be acquired by the Investor have not been registered under the federal securities laws or any applicable state securities laws in reliance upon exemptions available for non-public or limited offerings. The Investor understands that it must bear the economic risk of the investment in the Common Stock because they have not been so registered and therefore are subject to restrictions

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upon transfer such that they may not be sold or otherwise transferred unless registered under the applicable securities laws or an exemption from such registration is available.

                                    ARTICLE V
                CONDITIONS TO CLOSING OF THE SELLING STOCKHOLDER

         The obligations of the Selling Stockholder to sell the Selling Stockholder Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

         5.1. REPRESENTATIONS. The representations made by the Investor in
Article IV hereof shall be true and correct in all material respects when made and shall be true and correct at the Closing with the same force and effect as if they had been made on and as of said date.

         5.2. PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by or complied with by the Investor on or prior to the Closing shall have been performed or complied with in all material respects.

         5.3. DELIVERY OF PURCHASE PRICE. The Investor shall have delivered to the Selling Stockholder, against delivery of certificates evidencing the Purchased Shares, the Purchase Price.

         5.4. PURCHASE OF SHARES FROM COMPANY. The 1st Closing, as that term is defined in the Company Stock Purchase Agreement, shall have occurred or shall occur concurrently with the Closing.

                                   ARTICLE VI
                      CONDITIONS TO CLOSING OF THE INVESTOR

         6.1. REPRESENTATIONS. The representations and warranties made by the Selling Stockholder in Article III shall be true and correct in all material respects when made, and shall be true and correct at the Closing with the same force and effect as if they had been made on and as of said date.

         6.2. PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Selling Stockholder on or prior to the Closing shall have been performed or complied with in all respects.

         6.3. CONVERSION. XATA Investment Partners, LLC, shall have converted its shares of Series A 8% Convertible Preferred Stock of the Company (the "Series A Preferred Stock") into Common Stock.

         6.4. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such

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transactions shall be reasonably satisfactory in form and substance to the
Investor and its legal counsel.

         6.5. NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Nasdaq SmallCap Market or the NASD and shall not have been delisted from the Nasdaq SmallCap Market.

         6.6. APPROPRIATIONS COMMITTEE APPROVAL. The Appropriations Committee of Deere and Company shall have approved this Agreement, the Company Stock Purchase Agreement and the transactions contemplated herein and therein.

         6.7. CONDITIONS TO PURCHASE OF SHARES FROM COMPANY. All conditions to closing of the Investor contained in Article VI of the Company Stock Purchase Agreement, other than those contained in Section 6.3, 6.10, 6.18(b) and 6.20 therein, shall have been satisfied.

         6.8. PURCHASE OF SHARES FROM COMPANY. The 1st Closing, as that term is defined in the Company Stock Purchase Agreement, shall have occurred or shall occur concurrently with the Closing.

                                   ARTICLE VII
                      COVENANTS OF THE SELLING STOCKHOLDER

         7.1 CONVERSION OF SERIES A PREFERRED STOCK. The Selling Stockholder shall use his best efforts to cause to be converted the shares of Series A Preferred Stock held by XATA Investment Partners, LLC into Common Stock.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 OBLIGATION TO INDEMNIFY. Subject to the limitations set forth in this Article VIII, each party hereto shall indemnify and hold the other party harmless from and against any and all losses, claims, damages, expenses or liabilities (including, without limitation, the costs of any investigation or suit and counsel fees related thereto) ("Damages") asserted against, imposed upon or incurred by such other party resulting from a breach by the indemnifying party of any of its representations, warranties or covenants made in this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished pursuant to this Agreement.

         8.2 GENERAL INDEMNIFICATION PROCEDURES.

                  (a) A party seeking indemnification pursuant to Section 8.1 (an "INDEMNIFIED PARTY") shall give prompt notice to the party from whom such indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any indemnifiable claim for Damages or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought

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hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent that the Indemnifying Party has suffered actual prejudice thereby). If any Indemnifying Party shall be obligated to indemnify an Indemnified Party hereunder, such Indemnifying Party shall pay to such Indemnified Party the amount to which such Indemnified Party shall be entitled.

                  (b) The Indemnifying Party shall have the right exercisable by written notice to the Indemnified Party within fifteen (15) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a person not a party to this Agreement (other than an Affiliate (as defined in Section 9.3) of any party hereto) in respect of which indemnity may be sought hereunder (a "Third Party Claim"), to assume the defense and control the settlement of such Third Party Claim. The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement. The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).

                  (c) No action or claim for indemnification under Section 8.1 arising out of or resulting from a breach of representations and warranties contained in Articles III and IV herein shall be brought or made until such time as all indemnifiable claims of a party exceed $15,000.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Georgia.

         9.2. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the closings of the transactions contemplated hereby.

         9.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Article IX, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Investor. The rights, remedies and entitlements of the Investor under this Agreement may be assigned in full or in part at any time after the date of this Agreement. The Selling Stockholder may not assign his rights hereunder.

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         9.4. ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Company Stock
Purchase Agreement and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by both parties hereto.

         9.5. NOTICES. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) business days following upon deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Investor, at

         John Deere Special Technologies Group, Inc.
         300 Grimes Bridge Road
         Roswell, Georgia 30075
         ATTN:  James E. Heerin

with a copy to:

         Morris, Manning & Martin, L.L.P.
         3343 Peachtree Road, N.E.
         Suite 1600
         Atlanta, Georgia 30326
         ATTN:  Jeffrey L. Schulte, Esq.

or at such other address as the Investor shall have furnished to the Selling Stockholder in writing or (b) if to the Selling Stockholder, at such address as the Selling Stockholder shall have furnished the Company or the Investor in writing.

         9.6. DELAYS OR OMISSIONS: REMEDIES CUMULATIVE. No delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default under this Agreement, shall impair any such right, power or remedy of the Investor or be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All of the Investor's remedies, either under this Agreement, or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

         9.7. AGENT'S FEES. Each party (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement (except as disclosed to the other parties hereto as of the date hereof) and (ii) hereby agrees to indemnify and to hold the other parties harmless of and from any liability for commissions or compensation in the nature of an agent's, finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.

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         9.8. EXPENSES. The Investor and the Selling Stockholder shall bear their own expenses and legal fees (and expenses and disbursements of its legal counsel) incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

         9.9. CONSTRUCTION OF CERTAIN TERMS. The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Wherever the words "including," "include" or "includes" are used in this Agreement, they shall be deemed followed by the words "without limitation." References to any gender shall be deemed to mean any gender.

         9.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         9.11. TIMELY PERFORMANCE. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

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         IN WITNESS WHEREOF, the Investor and the Selling Stockholder have executed and delivered this Agreement as of the day and year first above written.

                                 INVESTOR:

                                 John Deere Special Technologies Group, Inc.

                                 By:  /s/  Charles R. Stamp, Jr.
                                    -------------------------------------------
                                      Charles R. Stamp, Jr., President

                                 SELLING STOCKHOLDER:


                                 ----------------------------------------------
                                 XATA Investment Partners, LLC

                                 By: /s/ Stephen A. Lawrence
                                    -------------------------------------------
                                     Stephen A. Lawrence